Exhibit 10.1

                              CONSULTING AGREEMENT
                              --------------------

     CONSULTING  AGREEMENT  ("Agreement") dated as of the March 14, 2002, by and
                              ---------
between PROFESSIONAL MANAGEMENT AND CONSULTING SERVICES GROUP, INC., of Tampa, Florida ("PMCS"), and PICK-UPS PLUS, INC., a Delaware corporation with its
           ----
principal  place  of  business  in  Mason,  Ohio  (the  "Company").
                                                         -------

     This Agreement supercedes and replaces any and all existing and outstanding oral or written understandings and/or agreements between the parties with respect to the subject matter hereof, and any such understandings and/or agreements shall no longer be valid and of any force or effect.

                                    RECITALS

     WHEREAS, the Company desires to contract for the services of PMCS, and PMCS desires to provide its services to the Company; and

     WHEREAS, the Company recognizes the need for the knowledge, talents and assistance of PMCS, and desires to enter into this Agreement to secure the foregoing.

                                    AGREEMENT

     NOW THEREFORE, In consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

     1.     CONSULTING  RELATIONSHIP.  The Company agrees to retain the services
            ------------------------
of PMCS as described herein, and PMCS agrees to perform such services to the Company, and to perform such related work as determined by the Company, on the terms and conditions set forth in this Agreement. This Agreement shall be effective as of the date hereof (the "Effective Date").
                                             ---------------

     2.     COMPENSATION.  As  consideration  for the services to be rendered by
            ------------
PMCS  under  this  Agreement,  the Company agrees to compensate PMCS as follows:

          (a)     Stock.  As  consideration  for  its  Consulting  Services  (as
                  -----
defined  in  Exhibit A) PMCS shall be compensated with Three Million (3,000,000)
             ----------
shares  of  the  common  stock  of  the  Company  (the  "Common  Shares").
                                                         --------------

          (b)     Warrants.  Subject  to  the provisions of Section 5, below, as
                  --------
additional consideration for its Consulting Services, the Company shall grant PMCS a warrant (the "Warrant") to purchase from the Company all or any part of
                       -------
an additional Three Million (3,000,000) shares of the common stock of the Company (the "Warrant Shares"), in accordance with and subject to the terms,
                ---------------
conditions and provisions set forth below, and further subject to the specific terms, conditions and provisions set forth in the Form of Warrant Agreement attached hereto as Exhibit B. The Warrant Shares shall vest and become
                      ----------
exercisable  as  follows:

     VESTING DATES       NUMBER OF SHARES  EXERCISE PRICE   EXPIRATION DATES
     ------------------  ----------------  ---------------  ----------------

     September 13, 2002     1,000,000          $ 0.05       March 13, 2004

         March 13, 2003     1,000,000          $ 0.10       March 13, 2004

     September 14, 2003     1,000,000          $ 0.15       March 13, 2004


          (d)     Fees.     In  consideration  of PMCS's Construction Management
                  ----
Services,  as defined in Exhibit A, (i) the Company will pay PMCS a fee equal to
                         ---------
five percent (5%) of the total construction costs of the new store, and (ii) where PMCS also provides Contractor Services, as defined in Exhibit A, the
                                                                  ---------
Company will pay PMCS an additional fee equal to twelve percent (12%) of the total construction costs of the new store, provided however, that such fees shall be reduced to the extent necessary to maintain the provision of such services on terms which are not less favorable than those which could be obtained from a third party in an arm-length transaction at the time.

          (e)     Expenses.     In  addition  to  the  above  compensation,  the
                  --------
Company agrees to reimburse PMCS for reasonable expenses, actually incurred by PMCS in the furtherance of the Company's business, for the following: travel and accommodations, telephone calls (including business-related calls on PMCS's cellular phones and business-related long distance calls), entertainment, and attendance at conferences, conventions and institutes, provided proper itemization of said expenses is furnished to the Company by PMCS within thirty
(30) days from the date incurred . All such expenditures shall be subject to the reasonable control of the Company.

     3.     SERVICES.  PMCS  agrees  to perform such duties and responsibilities
            --------
and to render advice and consulting as may be requested by the Company from time to time during the Term (as defined below) of this Agreement in connection with the Company's business throughout the United States. Said consulting services shall include, but not be limited to, those set forth on Exhibit A attached
                                                              ---------
hereto and incorporated by reference herein. PMCS shall use its best efforts to keep the Company informed of all corporate business opportunities which shall come to PMCS' attention and appear beneficial to the Company's business, so that the Company can obtain the maximum benefits from PMCS' knowledge, experience, and personal contacts. PMCS agrees to subject itself at all times during the Term of this Agreement to the direction and control of the Company in respect to the services to be performed. In that regard, and as further consideration for this Agreement, PMCS agrees to comply with, and abide by, such rules and directives of the Company, as may be reasonably established from time to time, and recognizes the right of the Company, in its reasonable direction to, not inconsistent with this Agreement, change, modify or adopt new policies and practices affecting the relationship which is the subject of this Agreement, as deemed appropriate by the Company.

     4.     RELATIONSHIP  BETWEEN  PARTIES.  During  the Term of this Agreement,
            ------------------------------
PMCS shall be deemed to be an independent contractor. PMCS shall be free to devote its time, energy and skill to any person, firm or company as PMCS deems advisable, except to the extent PMCS is obligated to devote such time, energy and skill to the Company as is necessary to perform the terms of this Agreement, and provided further that PMCS shall devote not less than one half of its business time and attention to the furtherance of the consulting arrangement set forth in this Agreement. PMCS shall not be considered as having an employee status vis- -vis the Corporation, or by virtue of this Agreement to be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Company. The Company shall not withhold any taxes in connection with the compensation due PMCS hereunder, and PMCS will be responsible for the payment of any such taxes and hereby agrees to indemnify the Company against nonpayment thereof. Furthermore, PMCS shall have no authority to enter into any contracts binding upon the Company except as authorized in writing, in advance, by the Company.

     5.     TERM  OF  CONSULTING  RELATIONSHIP;  TERMINATION.
            ------------------------------------------------

          (a) PMCS's services hereunder shall commence as of the Effective Date hereof and continue until March 13, 2004 (the "Term").
                                                             ----

          (b) The Term of this Agreement, the compensation under Section 2 of this Agreement, and any and all other rights of PMCS under this Agreement or otherwise as a consultant of the Company will terminate (except as otherwise provided in this Section 5):

               (i) for Reasonable Cause (as defined in Section 5(d), below), immediately upon notice from the Company to PMCS, or at such later time as such notice may specify; or
               (ii) for Good Reason (as defined below), upon not less than thirty (30) days' prior notice from PMCS to the Company.

          (c)     Definition  of  "Reasonable  Cause".  For  the purpose of this
                  -----------------------------------
Section 5, "Reasonable Cause" means any of the following: (i) PMCS's material breach of this Agreement; (ii) the failure of PMCS to achieve mutually-agreed business goals; (iii) PMCS's failure to adhere to any written Company policy, if PMCS has been given a reasonable opportunity to comply with such policy or cure its failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (iv) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (v) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (vi) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

          (d)     Definition  of "Good Reason".  For purposes of this Section 5,
                  ----------------------------
"Good  Reason"  means:  (i)  the Company's material breach of this Agreement, or
(ii) a Change of Control (as defined below) if the Successor Company (as defined in Section 16, below) fails to assume this Agreement in its entirety. For the purposes of this Agreement, "Change of Control" means a sale outside the ordinary course of business of more than fifty percent (50%) of the assets or equity interests in the Company to any person or entity.

          (e)     Severance  Compensation.  Effective  upon  the  termination of
                  -----------------------
this Agreement, the Company will be obligated to pay PMCS only such compensation as is provided in this Section 5(e).

               (i) Termination by the Company for Reasonable Cause. If the Company terminates this Agreement for Reasonable Cause (or if PMCS terminates this Agreement without Good Reason), PMCS shall be entitled to receive accrued compensation for services performed through the effective date of such termination, but shall not be entitled to any Severance Compensation or other amounts in respect of such termination.

          (f)     Termination  of  Warrant.  The Warrant and the purchase rights
                  ------------------------
granted thereunder shall terminate (A) immediately, upon the termination of this Agreement by the Company for Reasonable Cause or by PMSC without Good Reason; and (B) 90 days after termination of this Agreement by the Company without Reasonable Cause or by PMSC with Good Reason, unless this termination provision is waived by resolution adopted by the Board of Directors of the Company within 30 days of the termination of hereof.

     6.     COMPLIANCY  WITH  LAWS.  PMCS will comply with all federal and state
            ----------------------
laws, rules and regulations relating to any of PMCS's responsibilities and duties with the Company, and will not violate any such laws, rules and regulations.

     7.     COVENANTS  NOT  TO  COMPETE.  Each  of  PMCS,  Merritt  W.  Jesson
            ---------------------------
("Jesson"), Donald Quarterman ("Quarterman") and James Booker ("Booker" and together with Jesson and Quarterman for the purposes of Sections 7, 8, and 9 of this Agreement, the "Related Parties"), do hereby acknowledge the following, and
                     ---------------
agree  to  conform  to  the  following  concerning  non-competition:

          (a) The Company undertakes to disclose to PMCS and the Related Parties, confidential information and knowledge about the Company's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "Confidential Information" shall include, but is not limited to, (i) any list of suppliers, customers, investors and/or stockholders, including their names, addresses, phone numbers, amount of investments and similar information,
(ii) any operational information of the Company, including but not limited to information on the Company's methods of conducting business, profits and/or losses of the Company, and marketing material, and (iii) any information that would reasonably be considered proprietary or confidential in nature. The Company has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to the

Company. Confidential Information includes not only written information, but also any such information transferred orally, visually, electronically or by any other means.

          (b) PMCS desires to enter into the service of the Company and by virtue thereof, PMCS and the Related Parties will become familiar with the manner, methods, secrets and Confidential Information pertaining to the Company's business. During the Term of this Agreement, PMCS and the Related Parties will receive Confidential Information. Through representatives of the Company, PMCS and the Related Parties will become personally acquainted with the business of the Company and its methods of operation.

          (c) In consideration of the Company's agreement to contract for PMCS's services, as herein provided, and the disclosure by the Company to PMCS and the Related Parties of the knowledge and Confidential Information described above, the Company requests, and PMCS and each of the Related Parties makes the covenants hereinafter set forth. PMCS and each of the Related Parties understand and acknowledge that such covenants are required for the fair and reasonable protection of the business of the Company carried on in the area to which the covenants are applicable, and that without the limited restrictions on PMCS's and each of the Related Parties' activities imposed by this Agreement, the business of the Company would suffer irreparable and immeasurable damage. The following covenants on the part of PMCS and each of the Related Parties (and the covenants in Sections 8 and 9 of this Agreement) shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or course of action, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants.

          (d) PMCS and each of the Related Parties agrees that during the Term of this Agreement, and for the period of twelve (12) months immediately following thereafter, which time period shall be increased by an amount equal to any time during which PMCS or any of the Related Parties is in violation of this Agreement, PMCS and each of the Related Parties will not, within the Territory (hereinafter defined), directly or indirectly, for himself or itself, or on behalf of others, on his own or its own account, or as a consultant, employee, agent, or representative of any other person, partnership, firm or corporation:

               (i) Compete with the business of the Company by engaging or participating in or furnishing aid or assistance in competition with the business of the Company.
               (ii) Engage, in any capacity, directly or indirectly, in or be employed by or consult for, any business similar to the kind or nature of the business conducted by the Company.

          (e) For the purposes of this Section 7, the business of the Company shall be limited to the truck and SUV aftermarket accessories retailing industry, and any industries in which the Company operates during the Term of this Agreement.

          (f) "Territory" as referred to in this Section 7, shall be the states of Florida, Louisiana, Ohio, Washington, and any other states in which the Company operates during the Term of this Agreement.

          (g). Each restrictive covenant in this Agreement is separate and distinct from any other covenant set forth herein. In the event of the invalidity of any covenant, the remaining obligations shall be deemed independent and divisible. PMCS and each of the Related Parites agree that the territory set forth is reasonable and necessary for the protection of the Company. In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

          (h) The provisions of this Section 7 shall not apply if the Company terminates PMCS's services without Reasonable Cause prior to the expiration of the Term.

     8.     INDUCING EMPLOYEES OF THE COMPANY TO LEAVE.  Any attempt on the part
            ------------------------------------------
of PMCS or either of the Related Parties to induce others to leave the Company's service or employment, or any efforts by PMCS or either of the Related Parties to interfere with the Company's relationship with its employees or other consultants, would be harmful and damaging to the Company. PMCS and each of the Related Parties expressly agrees that during the Term of this Agreement and for a period of twelve (12) months thereafter (provided said time period shall be increased by any time during which PMCS or either of the Related Parties is in violation of this Agreement), PMCS and each Related Party will not in any way directly or indirectly:

          (a) Induce or attempt to induce an employee or other consultant to sever his or her employment or consulting relationship with the Company;
          (b) Interfere with or disrupt the Company's relationship with its employees or other consultants; and/or
          (c) Solicit, entice, take away or employ, any person employed by or providing consulting services to the Company.

     9.     CONFIDENTIAL  INFORMATION.  In  connection  with this Agreement, the
            -------------------------
Company will furnish Confidential Information to PMCS. PMCS and each of the Related Parties understands that its execution of this Agreement was and is a condition precedent for the Company to disclose to each and give each of them access to the Confidential Information, and as a condition to such disclosure, each of PMCS and the Related Parties agree as follows:

          (a) The Confidential Information will be used solely for the purpose of the consulting relationship established under this Agreement, and for no other purpose.

          (b) The Confidential Information will be kept secret and confidential and shall not be disclosed to anyone, without the prior written consent of the Company. Each person to whom such Confidential Information is disclosed, with the Company's prior written consent, must be advised of its confidential nature and of the terms of this Agreement and must agree to abide by such terms.

          (c) Upon request from the Company, (i) the Confidential Information which is in tangible from will either be destroyed or returned to the Company, including any copies which may have made, and all abstracts, summaries thereof or reference thereto in PMCS's or either of the Related Parties documents will be destroyed, and PMCS and each of the Related Parties will certify to the Company that it has done so, and (ii) the Confidential Information shall not be used with respect to, or in furtherance of, PMCS's business or in the business of anyone else, whether or not in competition with the Company, or for any other purpose whatsoever.

          (d)     Confidential Information does not include any information that
(i) was publicly available prior to PMCS's or either of the Related Parties' receipt thereof, or (ii) thereafter became publicly available. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Company, provided that such other source has not, to PMCS's or either of the Related Parties' knowledge, entered into a confidentiality agreement with the Company with respect to such information or obtained the information from an entity or person party to a confidentiality agreement with the Company.

          (e) In the event that PMCS, either of the Related Parties (or anyone to whom they have transmit the Confidential Information pursuant to this Agreement) becomes legally compelled to disclose any of the Confidential Information, PMCS and each of the Related Parties, as the case may be, will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the Company is unable to obtain such protective order or other appropriate remedy, PMCS and each of the Related Parties agrees that it will furnish only that portion of the Confidential Information which it is advised by counsel is legally required, and PMCS and each of the Related Parties will exercise its reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

          (f) PMCS and each of the Related Parties agrees that it will indemnify the Company in respect of any and all claims, losses, costs, liabilities and expenses (including reasonable attorneys' fees) directly or indirectly resulting from or arising out of any breach of this Section 9.

          (g) PMCS and each of the Related Parties understands and agrees that money damages would not be a sufficient remedy for any breach of this
Section 9, and that the Company shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Section 9, but shall be in addition to all other remedies available at law or in equity. PMCS and each of the Related Parties further agree that no failure or delay by the Company, its agents, or representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

     10.     RETURN OF THE COMPANY'S PROPERTY.  On termination of the consulting
             --------------------------------
relationship hereunder, regardless of how termination is effected, or whenever requested by the Company, PMCS shall immediately return to the Company all of the Company's property used by PMCS rendering services hereunder or otherwise that is in PMCS's possession or under PMCS's control.

     11.     NOTICES.  All notices, requests, consents, and other communications
             -------
under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or the date mailed, postage prepaid by certified mail, return receipt requested, or faxed and confirmed, if addressed to the respective parties as follows:

     If  to  the  Company,  to  it  at:
                                         5181  Natorp  Boulevard, Suite 530
                                         Mason,  Ohio  45040
                                         Attention:  John  Fitzgerald
                                         Fax  No.:  (513)  398-4271

     If  to  PMCS,  to  it  at:
                                         4904  Lyford  Cay
                                         Tampa,  Florida  33629
                                         Attention:  Merritt  W.  Jesson
                                         Facsimile  No.:  813-636-0305

A party hereto may change its address for the purpose of receiving notices, demands, and other communications by giving written notice to the other party of such change.

     12.     VOLUNTARY  AGREEMENT.  PMCS  represents  that  he  has  not  been
             --------------------
pressured, misled or induced to enter this Agreement based upon any representation by the Company not contained herein.

     13.     COVENANTS  TO SURVIVE.  The parties hereto acknowledge that many of
             ---------------------
the terms and conditions of this Agreement are intended to survive the consulting relationship. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the termination of the consulting relationship shall survive regardless of whether such provision is expressly stated as so surviving.

     14.     ENTIRE  AGREEMENT.  This  Agreement represents the entire Agreement
             -----------------
between the parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by PMCS and an authorized officer of the Company.

     15.     VENUE  AND  APPLICABLE  LAW.  This  Agreement shall be enforced and
             ---------------------------
construed in accordance with the laws of the State of Florida, and venue for any action or arbitration under this Agreement shall be in Hillsborough County, Florida.

     16.     ASSIGNMENT.  This  Agreement  shall  not be assignable by one party
             ----------
without the written consent of the other party; provided however, that this Agreement shall be assignable to any corporation or entity which purchases the assets of or succeeds to the business of the Company (a "Successor Company").
                                                            -----------------
Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                            [Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE  COMPANY
                                        Pick-Ups  Plus,  Inc.

                                    By: ________________________________________
                                        John  Fitzgerald,  Its  President
                                        President


                                        PMCS

                                        ________________________________________
                                        Merritt  W.  Jesson,  Its  President


     By executing this Agreement, the below undersigned, each in their individual capacities, hereby agrees to be bound by the provisions contained in Sections 7, 8, and 9 hereof.

                                        JESSON

                                        ________________________________________
                                        Merritt  W.  Jesson,  an  Individual


                                        QUARTERMAN

                                        ________________________________________
                                        Donald  Quarterman,  an  Individual


                                        BOOKER

                                        ________________________________________
                                        James  Booker,  an  Individual

                                    EXHIBIT A
                                    ---------

                             TO CONSULTING AGREEMENT
                              DATED MARCH 14, 2002


SERVICES  OF  PMCS


     In addition to such other services as may be reasonably requested of PMCS by the Company, PMCS shall use its best efforts to perform the following services to the Company:


     "CONSULTING SERVICES" - (a) become familiar with the business and operations of the Company and review and analyze the Company's formal and informal financial, strategic and business plans; (b) assist and advise the Company on all issues relating to its growth strategies; (c) provide assistance and advice to the Company in the development and execution of acceptable merger and acquisition strategies; (d) assist in the selection and the negotiations of acceptable sites for the construction of new stores; (e) assist and advise the Company in all phases of its efforts to secure lines of credit, establishing and enhancing banking relationships, and the like, in connection with the acquisition or construction of new stores, and as otherwise needed.

     "CONSTRUCTION MANAGEMENT SERVICES" - serve as the construction manger overseeing all phases of construction at the sites of all new stores.

     "CONTRACTOR SERVICES" - where appropriate, provide the total construction contract, as the contractor of record.


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